SUPPLEMENT TO TRIDAN CORP. PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 19, 2022

On June 28, 2022, Tridan Corp. filed its Proxy Statement with the Securities and Exchange Commission. Tridan Corp. is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the proxy filed with the Proxy Statement. As stated in the Proxy Statement, Tridan Corp. is seeking approval for the ratification of the selection of Mazars USA LLP as auditors of the Company for the fiscal year ending April 30, 2023. The proxy misstated the proposal in that it referred to the fiscal year ending April 30, 2022 rather than the fiscal year ending April 30, 2023. All other information contained in the proxy is correct. The error in the proxy did not appear in the Proxy Statement itself.

This supplement should be read in conjunction with the Proxy Statement, and other than the revision described above, this supplement does not modify any other information in the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Thank you.

Tridan Corp.

TRIDAN CORP.

ANNUAL MEETING OF SHAREHOLDERS – JULY 19, 2022

THIS PROXY IS SUBMITTED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT BIRNBAUM and MARK GOODMAN, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on July 19, 2022, and all adjournments thereof.

(1) FOR the election, as directors, of all nominees listed below (except as marked to the Contrary below) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

(INSTRUCTION:	To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

MARK GOODMAN	RUSSELL JUDE STOEVER

JOAN G. RALL	BENJAMIN COPE

(2) FOR [    ] AGAINST [    ] ABSTAIN [    ] the ratification of the selection of Mazars USA LLP as auditors of the Company for the fiscal year ending April 30, 2023;

(3) Upon any other matter which may properly come before the meeting, in their discretion.

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Items (2) and (3) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

Receipt of the Notice
of Annual Meeting and	Signature
Proxy Statement is
hereby acknowledged
Signature

Dated:                 , 2022

IMPORTANT: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.